EXHIBIT 1

                            FARNSWORTH BANCORP, INC.
                           (a New Jersey corporation)

                      548,838 Shares (Maximum, as adjusted)
                                  Common Stock
                           (Par Value $0.10 Per Share)

                                AGENCY AGREEMENT
                                ----------------

                                 August __, 1998

Ryan, Beck & Co., Inc.
150 Monument Road
Suite 106
Bala Cynwyd, Pennsylvania 19004-1725

Dear Sirs:

         Farnsworth Bancorp, Inc., a New Jersey corporation (the "Company") and Peoples Savings Bank, a federally chartered mutual savings bank (the "Bank"), hereby confirm their agreement with Ryan, Beck & Co., Inc. ("Ryan, Beck" or the "Agent" or "you"), as follows:

         Introductory. The Bank is in the process of converting from a federally chartered savings bank in the mutual form to a federally chartered savings bank in stock form in accordance with the provisions of the Home Owners' Loan Act, as amended (the "HOLA"), and the rules and regulations of the Office of Thrift Supervision ("OTS") which have been or which may be promulgated thereunder by the OTS, such statute, rules and regulations being collectively referred to as the "Conversion Regulations." An Application for Approval of Conversion has been filed with the OTS (the "Conversion Application") and all amendments required to the date hereof have also been filed. The Conversion Application includes, among other things, the Bank's plan of conversion (the "Plan") and the Bank's proxy statement for the Special Meeting of Members, to be held on September __, 1998 ("Proxy Statement"). Prior to the date hereof, the Plan has been approved by the Board of Directors (hereinafter referred to as "Directors") of the Bank and by the OTS. Pursuant to the Plan, the Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank; the Company has filed an application (the "Holding Company Application") with the OTS to become a registered savings and loan holding company under HOLA; all the issued and outstanding stock of the Bank will be sold to the Company, and the Company will issue and sell its Common Stock (as defined below) in a Subscription Offering and, if necessary, in a Community Offering or Public Offering, including a syndicated public offering, all of which are described below and in the Plan. Collectively, these transactions are referred to herein as the "Conversion." Collectively, the Subscription Offering, the Community Offering, and the Public Offering, including a syndicated public offering, are herein referred to as the "Offerings"; and the term "Offering" shall mean any of the Offerings individually. In the Offerings, the Company is offering between 352,750 and 477,250 shares, with the possibility of offering up to 548,838 shares without a resolicitation of subscribers, as contemplated by Title 12 of the Code of Federal Regulations, Part 563b.

         Upon consummation of the Conversion, the Company will have authorized capital of 6,000,000 shares of capital stock, of which 5,000,000 shares shall be common stock, $0.10 par value per share (the "Common Stock") and 1,000,000 shares shall be preferred stock of $0.10 par value. The Company, in accordance with the Plan, is offering, in a subscription offering by way of nontransferable subscription

Ryan, Beck & Co., Inc.
August __, 1998
Page 2


rights, shares of Common Stock, in order of priority, to depositors of the Bank with account balances of $50.00 or more as of December 31, 1996 ("Eligible Account Holders"), the Bank's Employee Stock Ownership Plan, a tax qualified employee benefit plan (the "ESOP"), depositors of the Bank with account balances of $50.00 or more as of June 30, 1998 ("Supplemental Eligible Account Holders"), and depositors other than Eligible Account Holders and Supplemental Eligible Account Holders as of the Voting Record Date and borrowers of the Bank with loans outstanding as of December 2, 1996 and continued outstanding as of the Voting Record Date ("Other Members"). Any remaining shares not subscribed for in the Subscription Offering may be offered by the Company for sale in a community offering to the general public, with preference given to natural persons who reside in Burlington County, New Jersey or to selected persons in a best efforts Public Offering through Ryan, Beck ("Other Subscribers"). With the exception of the ESOP, which intends to purchase up to 8% of the total number of shares of Common Stock issued in the Conversion, no individual person, or persons ordering through a single account, may purchase in the Subscription Offering more than 6,000 shares of the Common Stock offered in the Conversion; no person will be permitted to purchase more than 6,000 shares of Common Stock in the Community Offering or Public Offering; and no person, together with their associates, or group of persons acting together, may purchase more than 6,000 shares of the Common Stock offered in the conversion; provided, however that the maximum overall purchase limitation may be increased or decreased as a result of changes in market and financial conditions prior to the completion of the Conversion, or to fill the order of the ESOP, and subject to OTS approval. It is acknowledged that the Company in its sole discretion may accept or reject, in whole or in part, any orders to purchase shares of the Common Stock received in the Community Offering or in the Public Offering.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (File No. 333-_____) (the "Registration Statement") containing a Prospectus relating to the Offerings for the registration of the Common Stock under the Securities Act of 1933, as amended (the " 1933 Act"), and has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof. The Prospectus, as amended, on file with the Commission at the time the Registration Statement becomes effective is hereinafter called the "Prospectus", except that if the Prospectus filed by the Company pursuant to Rule 424 (b) of the rules and regulations of the Commission under the 1933 Act (the " 1933 Act Regulations") differs from the prospectus on file at the time the Registration Statement becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) from and after the time said prospectus is filed with the Commission.

         SECTION 1. Appointment of Agent; Compensation to the Agent. Subject to the terms and conditions herein set forth, the Bank and the Company hereby appoint the Agent as its agent to consult with and advise the Bank and the Company, to solicit subscriptions and purchase orders for Common Stock on behalf of the Bank and the Company, or manage a public offering of the Common Stock, as the case may be, in connection with the Company's offering of Common Stock (i) in the Subscription Offering, and (ii) if applicable, the Community Offering or the Public Offering. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, Ryan, Beck accepts such appointment and agrees to consult with and advise the Bank and the Company as to the matters set forth in Section 3 of the Engagement Letter between the Agent and the Bank dated March 24, 1998, included as Exhibit A attached hereto, and to use its best efforts to solicit subscriptions and purchase orders for Common Stock in accordance with this Agreement; provided, however, that the Agent shall not be

Ryan, Beck & Co., Inc.
August __, 1998
Page 3


responsible for obtaining subscriptions or purchase orders for any specific number of shares of Common Stock, shall not be required to purchase any shares and shall not be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

         The appointment of the Agent hereunder shall terminate upon termination of the Offerings and satisfaction of the obligations of the Bank and the Company pursuant to this Agreement.

         Subject to the prior approval of the Company and the Bank, Ryan, Beck may also assemble and manage a selling group of broker dealers ("Selling Group") which are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for shares of Common Stock in the Public Offering under a selected dealers' agreement (the "Selected Dealers' Agreement"). the form of which is set forth as Exhibit B to this Agreement.

         In addition to the reimbursement of the expenses specified in Sections 6, 7 and 8 hereof, the Agent will receive an advisory, management and marketing fee of $125,000 ("Advisory and Marketing Fee") for the sale of the Common Stock sold in the Subscription Offering and, if applicable, the Community Offering. Such fees will include out-of-pocket expenses (including legal fees and out-of-pocket expenses of such Counsel). The parties acknowledge, however, that such cap may be exceeded in the event of any material delay in the Offerings which would require an update of the financial information contained in the Prospectus for a period later than March 31, 1998. Should the Company elect to conduct a Public Offering, a selling group of NASD member firms (which may include Ryan, Beck or consist of only Ryan, Beck) under a Selected Dealers' Agreement (the "Selling Group") may be implemented, and the Bank shall pay a fee to Ryan, Beck for each share sold by it or selected dealers in a Public Offering (collectively, "Selected Dealers' Fee") of five and one-half percent (5.5%) in the aggregate. Ryan, Beck shall be responsible for paying any appropriate fees to a selected dealer for any shares of Common Stock sold by such a selected dealer in the Public Offering. The Advisory and Marketing Fee and the Selected Dealers' Fee are hereinafter collectively referred to as the "Sales Compensation." No Selected Dealers' Fee shall be payable pursuant to this section in connection with the sale of Common Stock to officers, directors, employees (and members of the immediate family thereof), and employee benefit plans of the Company and the Bank. It is acknowledged that the Bank paid the Agent $25,000 of the Advisory and Marketing Fee upon execution of the Engagement Letter. Ryan, Beck will not commence sales of shares of Common Stock through members of the Selling Group without prior approval of the Bank.

         If the Conversion is not consummated by December 31, 1998, due to conditions beyond the control of the Agent, or if the Agent terminates this Agreement in accordance with Section 10 hereof, the Agent shall receive, in addition to the Agent's reasonable out of pocket expenses, an advisory and administrative services fee of $25,000 in consideration of its advisory and administrative services in lieu of the Sales Compensation. If there is necessitated a resolicitation of subscriptions and purchase orders, the Company, the Bank and the Agent agree to negotiate in good faith an agreement to cover the Agent's further fees and expenses in connection therewith.

         The compensation specified above shall be payable (to the extent not already paid) to the Agent on the earlier of the Closing Date (as hereinafter defined), or a determination by the Company and the Bank to terminate or abandon the Plan. The Bank and the Company agree to reimburse the Agent for the costs and

Ryan, Beck & Co., Inc.
August __, 1998
Page 4


expenses specified in Sections 6, 7 and 8 hereof, to the extent such costs and expenses are reasonably incurred by the Agent, promptly upon receiving a reasonable accounting of such costs and expenses.

         SECTION 2. Closing Date: Release of Funds and Delivery of Certificates. If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Common Stock required by the Plan to be sold, are satisfied, the Company agrees to issue or have issued the Common Stock sold in the Offerings and to release for delivery certificates for Common Stock on the Closing Date (as hereinafter defined) against payment therefor by release of funds from the special interest bearing account referred to in Section 5(r) hereof and by the authorized withdrawal of funds from deposit accounts of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members in accordance with the Plan; provided, however, that no such funds shall be released to the Company or withdrawn until the conditions specified in
Section 9 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. Such release, withdrawal and payment shall be made at the Closing Date of the Offerings, on a business day and at a place selected by the Agent, which date and place are acceptable to the Bank and the Company, on at least two business days prior notice to the Bank and Company (it being understood that such business day shall not be more than ten business days after completion of the Offerings or the solicitation of purchase orders for shares under the Selected Dealers' Agreement unless an amendment to the Registration Statement is required or the Conversion appraisal update has not been approved by the OTS), or such other time or place as shall be agreed upon by the Agent, the Bank and the Company. Certificates for Common Stock shall be delivered directly to the purchasers thereof or in accordance with their directions. The hour and date upon which the Company shall release or deliver the Common Stock sold in the Offerings, in accordance with the terms hereof, are herein called the "Closing Date."

         SECTION 3. Prospectus: The Offerings. The Common Stock is to be offered in the Offerings at $10.00 per share, as set forth on the cover page of the Prospectus. The number of shares offered may be changed by the Company after consultation with the Agent.

         SECTION 4. Representations and Warranties of Company and Bank. The Company and the Bank jointly and severally represent and warrant to the Agent as follows.

                  (a) The Registration Statement was declared effective by the Commission on August __, 1998. At the time the Registration Statement, including the Prospectus contained therein, became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, any final Prospectus, any Blue Sky Application or any Sales Document (as such terms are defined previously herein or in Section 7 hereof) authorized by the Company or the Bank for use in connection with the Offerings (and only with respect to information provided by or approved by the Company and the Bank) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) Prospectus was filed with the Commission and at the Closing Date referred to in Section 2, the Registration Statement, any preliminary or final Prospectus, any Blue Sky Application or any Sales Information (as such terms are defined previously herein or in Section 7 hereof) authorized by the Company or the Bank for use in connection with the Offerings will not contain an untrue statement of a material fact or omit to

Ryan, Beck & Co., Inc.
August __, 1998
Page 5


         state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements in or omissions from such Registration Statement, Prospectus or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Agent expressly regarding the Agent for use under the captions "Market for the Common Stock" and "The Conversion - Marketing Arrangements. "

                  (b) The Bank has filed with the OTS the Conversion Application, including the Prospectus, exhibits, and an amendment or amendments thereto, as required, which was approved by the OTS; the Proxy Statement of the Bank, to be dated as of August __, 1998, has been approved by the OTS; and the Plan has been adopted by both the Board of Directors of the Company and the Board of Directors of the Bank.

                  (c) The Company has filed with the OTS the Holding Company Application, which was approved by the OTS and, to the best knowledge of the Company and the Bank, no order has been received by or is pending before the OTS to prevent, suspend or revoke any approval thereof.

                  (d) At the Closing Date, the Company and the Bank will have completed all conditions precedent to the Conversion and the offer and sale of the Common Stock in accordance with the Plan, the Conversion Regulations and all other applicable material laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the Commission and the OTS or any other regulatory authority.

                  (e) No order has been issued by the Commission, the OTS, the Federal Deposit Insurance Corporation (the "FDIC"), or any State regulatory or Blue Sky authority preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is, to the best knowledge of the Bank or the Company, pending or threatened.

                  (f) At the date hereof, to the best knowledge of the Company and the Bank. no person has sought to obtain review of the final action of the OTS in approving the Plan of Conversion or Holding Company Application.

                  (g) At the time of the approval of the Conversion Application by the OTS (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, the Conversion Application complied in all material respects with the Conversion Regulations. The Prospectus contained in the Conversion Application (including any amendments or supplements thereto) complied in all material respects with the Conversion Regulations at the time of the approval of the Conversion Application by the OTS and the Prospectus contained in the Conversion Application will comply in all material respects with such rules and regulations from such time until the Closing Date.

Ryan, Beck & Co., Inc.
August __, 1998
Page 6


                  (h) FinPro, Inc. ("FinPro"), which prepared the Conversion appraisal dated as of June 12, 1998, described in the Prospectus, is independent with respect to the Company and the Bank within the meaning of the Conversion Regulations, is believed by the Company and the Bank to be experienced and expert in rendering corporate appraisals of thrift institutions and the Bank believes that FinPro has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Conversion Regulations.

                  (i) Lewis W. Parker, III, the firm which certified the financial statements filed as part of the Registration Statement is, with respect to the Company and the Bank, an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations.

                  (j) The financial statements included in the Registration Statement and which are part of the Prospectus present fairly the financial condition, results of operations, retained earnings and changes in financial position and statement of cash flows of the Bank, at and for the dates indicated and the periods specified and comply as to form in all material respects with the applicable accounting requirements of the Conversion Regulations and generally accepted accounting principles. Said financial statements are consistent with financial statements and other reports filed by the Bank with the OTS and the FDIC except that accounting principles employed in such statements and reports (not including the Registration Statement) conform to requirements of such authorities and not necessarily to generally accepted accounting principles. The other financial, statistical, and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited financial statements of the Bank included in the Prospectus, and as to the pro-forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

                  (k) There has been no material change in the condition (financial or otherwise), results of operations or business, including assets and properties, of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Registration Statement and the Prospectus, except as set forth therein; and the capitalization, assets, liabilities, properties and business of each of the Company and the Bank conforms to the descriptions thereof contained in the Registration Statement and the Prospectus. There has been no material transactions entered into by the Company or the Bank, except those transactions entered into in the ordinary course of business and those specifically contemplated by the Prospectus, including the execution of loan documents pertaining to the ESOP. Neither the Company nor the Bank has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

                  (l) The Bank is now a federally chartered savings bank in mutual form of organization and upon the Conversion will become a federally chartered savings bank in capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement; the Company and the Bank have obtained all material licenses, permits and other governmental authorizations, currently required for the conduct of their respective businesses; all such licenses, permits and the governmental authorizations are in full force and effect; and the Company and the Bank are in all material respects complying with all laws, rules, regulations and orders applicable to the operation of their businesses. The Bank does not own equity

Ryan, Beck & Co., Inc.
August __, 1998
Page 7


         securities or any equity interest in any other business enterprise except as described in the Prospectus. Upon completion of the sale by the Company of the shares of Common Stock contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a federally chartered stock savings bank, (ii) all of the issued and outstanding capital stock of the Bank will be owned by the Company, and
         (iii) the Company will have no direct subsidiaries other than the Bank. The Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-conversion reports and documents, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Commission and the OTS, if any, will have been complied with by the Company and the Bank in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

                  (m) The  deposit  accounts  of the  Bank  are  insured  by the
         Savings Association Insurance Fund ("SAIF") as administered by the FDIC up to the maximum amount allowed under law. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders ("Liquidation Account") will be duly established in accordance with the requirements of the Conversion Regulations.

                  (n) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be as set forth in the Registration Statement under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date referred to in Section 2, except as to the issuance by the Company of shares of Common Stock, if any, for the purpose of the Company's initial capitalization and conducting organizational business, which shares of Common Stock shall be cancelled on the Closing Date; the shares of Common Stock issued in the Conversion will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued and fully paid and non-assessable; the issuance of the Common Stock will not violate any preemptive rights; and the terms and provisions of the Common Stock will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. To the best knowledge of the Company and the Bank, upon the issuance of the Common Stock, good title to the Common Stock will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                  (o) The Company has been duly incorporated and is validly existing as a I corporation in good standing under the laws of the State of New Jersey with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Company is not required to qualify as a foreign corporation in any jurisdiction where it has not so qualified.

                  (p) As of the date hereof and as of the Closing Date, neither the Company nor the Bank is in violation of its articles of incorporation, charter or bylaws (and the Bank will not be in violation of its charter or bylaws in capital stock form upon consummation of the Conversion); the

Ryan, Beck & Co., Inc.
August __, 1998
Page 8


         consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank; and this Agreement has been validly executed and delivered by the Company and the Bank and is the valid, legal and binding Agreement of the Company and the Bank enforceable in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the articles of incorporation, charter or bylaws of the Company or the Bank (in either mutual or capital stock form), or any material contract, lease or other instrument to which the Company or the Bank is a party or in which the Company or the Bank has a beneficial interest, or any applicable law, rule, regulation or order to which the Company or the Bank is subject;
         (ii) violate any governmental license or permit or any authorization, approval, judgment, injunction, writ, decree, order, statute, rule or regulation applicable to the Company or the Bank; or (iii) with the exception of the Liquidation Account established in the Conversion, result in the creation of any lien, charge or encumbrance upon any property of the Company or the Bank.

                  (q) The Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the capital stock of the Bank and the Common Stock as provided in the Plan and as described in the Prospectus, subject to the final approval of the OTS and to the satisfaction of the conditions of the OTS approval of the Conversion.

                  (r) The Company and the Bank have good and marketable title to all properties and assets which are material to the business of the Company and the Bank on a consolidated basis and to those properties and assets described in the Registration Statement and the Prospectus as owned by them, free and clear of all liens, except such liens as are described in the Prospectus or are not materially significant or important in relation to the business of the Company and the Bank on a consolidated basis; and all of the leases and subleases material to the business of the Company and the Bank on a consolidated basis under which the Company or the Bank hold properties, including those described in the Prospectus, are in full force and effect.

                  (s) The Company and the Bank are not in violation of any directive from the Commission, the OTS, the FDIC, or any other agency to make any material change in the method of conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Commission, the FDIC and the OTS) and there is no suit or proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Company or the Bank, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Prospectus or which might result in any material adverse change in the financial condition, results of operations or business of the Company and the

Ryan, Beck & Co., Inc.
August __, 1998
Page 9


         Bank taken as a whole or which would materially affect their properties and assets.

                  (t) As of the Closing Date, the Bank and the Company shall have conducted the Conversion in all material respects in accordance with the Plan, and the Conversion Regulations and in the manner described in the Prospectus.

                  (u) The Bank has received an opinion of its special counsel, Malizia, Spidi, Sloane & Fisch, P.C., with respect to the federal income tax consequences and with respect to the New Jersey income tax consequences of the Conversion. The facts and representations upon which such opinions are based are truthful accurate and complete, and neither the Bank nor the Company will take any action inconsistent therewith.

                  (v) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the Company or the Bank in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company or the Bank is a party or by which any of them or any of their property is bound or affected in any respect which, in any such case, is material to the Company and the Bank; such agreements are in full force and effect, and no other party to any such agreements has instituted or, to the best knowledge of the Company or the Bank, threatened any action or proceeding wherein the Company or the Bank would or might be alleged to be in default thereunder.

                  (w) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company nor the Bank will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business. For purposes of this
         Section 4(w), obligations for borrowed money do not include deposits.

                  (x) The Company and the Bank have filed all federal, state and local tax returns required to be filed and have made timely payments of all taxes due and payable in respect of such returns and no deficiency has been asserted with respect thereto by any taxing authority.

                  (y) To the best knowledge of the Company and the Bank, none of the Company, the Bank or employees of the Bank has made any payment of funds of the Company or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law except as disclosed in the Prospectus with respect to the ESOP.

                  (z) Prior to the Conversion, the Bank was not authorized to issue shares of capital stock; neither the Bank nor the Company has:
         (i) issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the

Ryan, Beck & Co., Inc.
August __, 1998
Page 10


         Conversion and routine purchases and sales of U.S. government securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Company or the Bank in connection with the offering of Common Stock, and no person is being compensated in any manner for such service.

                  (aa) Neither the Company nor the Bank is required to be registered under the Investment Company Act of 1940, as amended.

                  (bb) Except for information provided in writing to the Company or Bank by the Agent for use in the Prospectus, the Company and the Bank have not relied upon the Agent or its legal or other advisors for any legal, tax or accounting advice in connection with the Conversion

                  (cc) To the best knowledge of the Company and the Bank, each of them is in compliance in all material respects with all laws, rules and regulations relating to environmental protection except where such failure would not have a material adverse effect on the financial condition of the Company and the Bank taken as a whole, and neither the Company nor the Bank has been notified or is otherwise aware that either of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state law. No action, suits, regulatory investigations or other proceedings are pending, or, to the best knowledge of the Company and the Bank, threatened against the Company or the Bank relating to environmental protection, nor does the Company or the Bank have any reason to believe any such proceedings may be brought against either of them. To the best knowledge of the Company and the Bank, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities or properties of the Company or the Bank.

                  (dd) No labor dispute with the employees of the Company or the Bank exists or, to the knowledge of the Company or the Bank, is imminent.

                  (ee) All of the loans represented as assets on the most recent financial statements or selected financial information of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Company and the Bank taken as a whole. Any certificate signed by an officer of the Bank or of the Company and delivered to the Agent or its counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Bank or the Company to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         SECTION 4A. Representations and Warranties of Agent. The Agent represents and warrants to the Company and the Bank as follows:

Ryan, Beck & Co., Inc.
August __, 1998
Page 11


                  (a) The Agent is a corporation and is validly existing in good standing under the laws of the State of New Jersey and under the rules and regulations of the Commission and the NASD with full power and authority to provide the services to be furnished to the Company and the Bank hereunder.

                  (b) The Agent is registered as a broker-dealer with the Commission and the NASD.

                  (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is the legal, valid and binding agreement of the Agent, enforceable in accordance with its terms (except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, and subject, as to the enforcement of remedies, including the remedy to specific performance and injunctive and other forms of equitable relief which may be subject to certain equitable defenses and to the discretion of the court before which any proceeding may be brought, to general principles of equity regardless of whether the enforceability is considered in a proceeding at law or in equity).

                  (d) Each of the Agent and its employees, agents and representatives who are assigned to the transaction contemplated hereby have all licenses, approvals and permits necessary, to perform such services; and the Agent is a registered selling agent in the jurisdictions in which it is required to be registered in order to perform its obligations under this Agreement and will remain registered in such jurisdictions until the Conversion is consummated or terminated.

         SECTION 5. Covenants of the Company and Bank. The Company and the Bank hereby jointly and severally covenant with you as follows.

                  (a) The Company has filed the Registration Statement with the Commission. The Company will not, at any time before the Registration Statement is declared effective by the Commission, file any amendment to such Registration Statement without providing you and your counsel an opportunity to review such amendment and to reasonably object in writing. The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing you and your counsel an opportunity to review such amendment or to which amendment you or your counsel shall reasonably object.

                  (b) The Company and the Bank will use their best efforts to cause the Registration Statement to be declared effective by the Commission and the Conversion Application to be approved by the OTS and will immediately upon receipt of any information concerning the events listed below notify you: (i) when the Registration Statement has become effective; (ii) of the receipt of any comments from the Commission, the OTS, or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (iii) of the request by the Commission, the OTS, or any other governmental entity for any amendment or supplement to the

Ryan, Beck & Co., Inc.
August __, 1998
Page 12


         Registration Statement or for additional information; (iv) of the issuance by the Commission, the OTS, or any other governmental entity of any order or other action suspending the effectiveness of the Registration Statement or the approval of the Conversion Application or the use of the Registration Statement or the Prospectus or any other filing of the Company and the Bank under the Conversion Regulations, the 1933 Act, 1933 Act Regulations or other applicable law, or the threat of any such action; (v) the issuance by the Commission, the OTS, or any other state authority of any stop order suspending the effectiveness of the Registration Statement or the Conversion Application or of the initiation or threat of initiation or threat of any proceedings for such purposes; or (vi) of the occurrence of any event mentioned in paragraph (g) below. The Company and the Bank will make every reasonable effort to prevent the issuance by the Commission, the OTS, or any other state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

                  (c) The Company will provide you with notice of its intention to file and reasonable time to review prior to filing any amendment or supplement to the Conversion Application, the Holding Company Application or to the Registration Statement or the Prospectus (including a prospectus filed pursuant to Rule 424 which differs from the prospectus on file at the time the Registration Statement and any amendments thereto become effective) and will not file any such amendment or supplement to which you shall reasonably object or which shall be reasonably objected to by your counsel in writing.

                  (d) The Company and the bank will deliver to you and to your counsel two conformed copies of each of the following documents, with all exhibits: The Conversion Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment or supplement thereto.

                  (e) The Company and the Bank will deliver to you such number of copies of the Prospectus, as amended or supplemented, as you may reasonably request. The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) for any lawful manner in connection with the sale of the Common Stock by the Agent.

                  (f) During the periods prior to the Closing Date, when the Prospectus is required to be delivered and subsequent to the Closing Date, the Company and the Bank will comply, at their own expense, with any and all terms, conditions requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed upon them by the Commission and the OTS, by applicable state law or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, including, without limitation, Regulation M under the 1934 Act, in each case as from time to time in force, in accordance with the provisions hereof and the Prospectus.

                  (g) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company or the Bank shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company and the Bank to amend or supplement the Registration Statement or Prospectus in order to make the

Ryan, Beck & Co., Inc.
August __, 1998
Page 13


         Registration Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Bank will, at their expense, forthwith prepare, file with the Commission and furnish to you a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance satisfactory to you and your counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

                  (h) The Company and the Bank will take all necessary actions, in cooperation with you, and furnish to whomever the Agent may direct such information as may be required to qualify or register the Common Stock and sale by the Company under the applicable securities or Blue Sky laws of such jurisdictions as you and the Company and the Bank and its counsel may agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Common Stock shall have been qualified or registered as above provided, the Company will make and file such statements and reports as are or may be required by the laws of such jurisdiction.

                  (i) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, without your prior written consent, any shares of Common Stock other than the Common Stock or other than in connection with any plan or arrangement described in the Prospectus.

                  (j) During the period during which the Company's Common Stock is registered under the 1934 Act, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of consolidated income, stockholders' equity or cash flow statement of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act).

                  (k) During the period of three years from the date hereof, the Company will furnish to you: (i) as soon as available, a copy of each report of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted, (including, but not limited to, reports on Forms 10-KSB, 10-QSB and 8-K and all proxy statements and annual reports to stockholders), a copy of each other report of the Company mailed to its stockholders or filed with the Commission or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and articles released by the Company or the Bank and (ii) from time to time, such other public information concerning the Company and the Bank as you may reasonably request.

                  (l) The Company and the Bank will use the net proceeds from the sale of the Common

Ryan, Beck & Co., Inc.
August __, 1998
Page 14


         Stock substantially in the manner set forth in the Prospectus under the caption "Use of Proceeds."

                  (m) Other than as permitted by the Conversion Regulations, the 1933 Act, the 1933 Act Regulations and the laws of any state in which the shares of Common Stock are qualified for sale, neither the Company nor the Bank will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Common Stock.

                  (n) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

                  (o) The Company will promptly register the Common Stock under Section 12(g) of the 1934 Act.

                  (p) The Company will timely file with the Commission such reports concerning the sales of Common Stock sold in the Conversion and the use of the proceeds thereof as required by Rule 463 under the 1933 Act.

                  (q) The Company will use its best efforts to encourage and assist a marketmaker to establish and maintain a market for the Common Stock sold in the Conversion on the Bulletin Board of the NASDAQ Stock Market.

                  (r) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Common Stock in the Subscription Offering and Community Offering on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Common Stock in the Subscription Offering and Community Offering in accordance with the Plan as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the SAIF (to the maximum extent allowable) and to enable the Bank to make appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

                  (s) The Company will take such actions and furnish such information as are reasonably requested by the Agent in order for Ryan, Beck to ensure compliance with the NASD's "Interpretation to Free Riding and Withholding."

                  (t) The Bank will not amend the Plan without the Agent's prior written consent in any manner that, in the opinion of the Agent, would affect the sale of the Common Stock or the terms

Ryan, Beck & Co., Inc.
August __, 1998
Page 15


         of this Agreement, which approval shall not be unreasonably withheld.

                  (u) The Company and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 9 hereof, unless such condition is waived by the Agent.

         SECTION 6. Payment of Expenses. The Company and the Bank jointly and severally agree to pay all expenses incident to the performance of the obligations of the Company and the Bank under this Agreement, including the following: (i) the preparation, issuance and delivery of certificates for the Common Stock to the subscribers and purchasers in the Offerings; (ii) the fees and disbursements of the Company's and the Bank's counsel, accountants and other advisors; (iii) the qualification of the Common Stock under all applicable securities or Blue Sky laws, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky Survey; (iv) the printing and delivery to you in such quantities as you shall reasonably request of copies of the Registration
Statement, the Prospectus and the Conversion Application and Holding Company Application as originally filed and as amended or supplemented and all other documents in connection with the Conversion and this Agreement; (v) the filing fees incurred in connection with the review of the Registration Statement, the Conversion Application, or any other application, form, or filing by the Commission, the OTS and the NASD; (vi) the fees for listing the shares on the OTC Bulletin Board of the Nasdaq Stock Market; (vii) the fees and expenses relating to the appraisal; (viii) the fees and expenses relating to advertising expenses, temporary personnel expenses, conversion center expenses, investor meeting expenses, and other miscellaneous expenses relating to the marketing by the Agent of the Common Stock; and (ix) the cost of printing all stock certificates and all other documents applicable to the Conversion and the fees and charges of any transfer agent, registrar and other agent. In the event that the Agent incurs any of the above expenses on behalf of the Company or the Bank, the Company or the Bank, as the case may be, shall pay or reimburse the Agent for such reasonable fees and expenses regardless of whether the Conversion is successfully completed. The Agent will not incur any single expense exceeding $1,000 pursuant to this paragraph without the prior authorization of the Company or the Bank. The parties hereto acknowledge that such expense limitations may also be exceeded in the event of a material delay in the offering that requires an update of financial information contained in the Registration Statement for a period later than March 31, 1998.

SECTION 7. Indemnification.

         (a) The Bank and the Company jointly and severally agree to indemnify and hold harmless the Agent, its officers, directors, agents, servants and employees and each person, if any, who controls you within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation in the last sentence of paragraph (c) below), joint or several, that the Agent or any of them may suffer or to which the Agent or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement, or alleged untrue statements, of any material fact contained in the

Ryan, Beck & Co., Inc.
August __, 1998
Page 16


Conversion Application, Holding Company Application or the Registration Statement (the "Applications"), (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Proxy Statement (or any amendment or supplement thereto), or any Blue Sky application or other instrument or document of the Bank or based upon written information supplied by the Bank or their representatives (including counsel) in any state or jurisdiction to register or qualify any or all of the shares of Common Stock under the securities laws thereof (or any amendment or supplement thereto) (collectively, the "Blue Sky Application"), or any application or other document, advertisement, or communication prepared, made or executed by or on behalf of the Bank with its consent after review ("Sales Information") or based upon written information or statements furnished or made by or on behalf of the Bank or the Company, whether or not filed in any jurisdiction in order to qualify or register the shares of Common Stock under the securities law thereof;
(ii) arise out of, or are based upon, the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements herein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon any Application (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Proxy Statement (or any amendment or supplement thereto), Blue Sky Application or Sales Information or other documentation prepared by the Bank or the Company and distributed in connection with the Offerings; except to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from an Application (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Proxy Statement (or any amendment or supplement thereto), Blue Sky Application, or Sales Information made in reliance upon and in conformity with information furnished in writing to the Bank by the Agent regarding the Agent expressly for use in the Prospectus, which the Bank and the Company acknowledge includes only the information contained in the Prospectus under the captions "Market for Common Stock" and "The Conversion-Marketing Arrangements"; nor shall indemnification be required for material oral misstatements to a purchaser of shares of Common Stock made by the Agent, which are not based upon information provided by the Bank orally or in writing or based upon information contained in the Application (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Proxy Statement (or any amendments or supplements thereto), Blue Sky Application or any Sales Information distributed in connection with the Conversion. In addition, neither the Company nor the Bank will be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court to have resulted from the Agent's bad faith or negligence in performing the services to be performed by the Agent under this Agreement. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank would constitute a covered transaction under Section 23A of the Federal Reserve Act. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by the Agent's directors, officers, employees and counsel according to his or her normal hourly billing rates. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have to the Agent or the persons entitled to the benefit of these indemnification provisions.

         (b) The Agent jointly and severally agrees to indemnify and hold harmless the Bank, the Company, the directors, officers, agents, servants and employees of each of them, and each person, if any, who controls the Bank or the Company within the meaning of Section 15 of the 1933 Act or Section 20(a)

Ryan, Beck & Co., Inc.
August __, 1998
Page 17


of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Bank or the Company, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Application (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), the Proxy Statement (or any amendments or supplements thereto), or the Sales Information; or (ii) arise out of or which are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that its obligations under this Section 7(b) shall exist only if, and only to the extent, that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from an Application (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Proxy Statement (or any amendments or supplements thereto), or the Sales Information in reliance upon and in conformity with information furnished in writing to the Bank by the Agent or its representatives (including counsel) expressly for use in the Prospectus, which the Bank and the Company acknowledge includes only the information contained in the Prospectus under the captions "Market for the Common Stock" and "The Conversion-Marketing Arrangements." In addition, the Agent will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court to have resulted from the Bank's bad faith or negligence.

         (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 7 and
Section 8 herein. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claims, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one firm of attorneys for the indemnified parties (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those of the other indemnified parties) in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of such action, proceeding or suit effected without its prior written consent.

Ryan, Beck & Co., Inc.
August __, 1998
Page 18


         (d) The agreement contained in this Section 7 and in Section 8 hereof and the representations and warranties of the Bank and the Company set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Agent or its officers, directors or controlling persons, agents or employees or by or on behalf of the Bank, the Company or any officers, directors or controlling persons, agents or employees of the Bank or the Company; (ii) delivery of and payment hereunder for the shares of Common Stock; or (iii) any termination of this Agreement.

         SECTION 8. Contribution. If the indemnification of an indemnified party provided for in Section 7 of this Agreement is for any reason held unenforceable, the Bank or the Company and the Agent agree to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable: (i) in such proportion as is appropriate to reflect the relative benefits to the Bank or the Company, on the one hand, and the Agent, on the other hand, of the Conversion as contemplated (whether or not the Conversion is consummated), or (ii) if the application provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank or the Company, on the one hand, and the Agent, on the other hand, as well as other equitable considerations. The Bank or the Company agrees that for the purposes of this Section 8, the relative benefits of the Bank or the Company and the Agent of the Conversion as contemplated shall be deemed to be in the same proportion that the total net proceeds from the Conversion received by the Bank or the Company in connection with the Conversion bear to the total fees paid or to be paid to the Agent under this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. To the extent required by law, this Section 8 is subject and limited by the provisions of Section 23A of the Federal Reserve Act ("Section 23A"). For purposes of this Section 8, each of the Agent's officers and directors and each person, if any, who controls the Agent within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, and each person, if any, who controls the Bank or the Company within the meaning of the 1933 Act and the 1934 Act, and each officer, director and each person, if any, who controls the Bank or the Company, shall have the same rights to contribution as the Bank and the Company. Any party entitled to contribution shall promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect to which a claim for contribution may be made against another party, notify such other party, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 8. The Bank, the Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by other method of allocation that does not take into account the equitable considerations referred to above in this Section 8. It is expressly agreed that the Agent shall not be required to contribute to the Bank or the Company for any loss, liability, claim, damage or expense any amount that in the aggregate exceeds the amount paid to the Agent under this Agreement.

         SECTION 9. Conditions of Your Obligations. Your obligations hereunder, as to the Common Stock to be delivered at the Closing Date, are subject, in your discretion, to the condition that all representations and warranties and other statements of the Bank and the Company herein are, at and as of the commencement of each of the Offerings and at and as of the Closing Date, true and correct in all material respects, the condition that the Bank and the Company shall have performed in all material respects all of its obligations hereunder to be performed on or before such dates, and to the following further conditions.

Ryan, Beck & Co., Inc.
August __, 1998
Page 19


         (a) The Registration Statement shall have been declared effective by the Commission not later than 5:30 p.m. on the August __, 1998, or with your consent at a later time and date; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement or the consummation of the Conversion shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or any state authority, and no order or other action suspending the effectiveness of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefor initiated or threatened by the Commission, any state authority, the OTS or the FDIC.

         (b) At the Closing Date you shall have received the following documents, certificates or opinions.

                  (1) The favorable opinion, dated as of the Closing Date addressed to the Agent and for its and its counsel's benefit, of Malizia, Spidi, Sloane & Fisch, P.C., special counsel for the Company and the Bank, in form and substance satisfactory to the Agent and its counsel, that opines as to legal matters set forth below.

                           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey. The Bank is duly organized and validly exists as a federally chartered savings bank under the laws of the United States of America; the Bank has duly adopted a federal stock charter and by-laws related thereto to become effective upon consummation of the Conversion; and upon the Conversion will become a duly organized and validly existing federally chartered savings bank in the capital stock form of organization.

                           (ii) The Company and the Bank each has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is qualified to do business only in New Jersey, which is, to our knowledge, the only state in which it is doing business.

                           (iii) The deposit accounts of the Bank are insured by the SAIF up to applicable limits in accordance with applicable regulations; and, to such counsel's knowledge, no proceeding for the termination or revocation of such insurance is pending or threatened. The Bank is a member of the Federal Home Loan Bank of New York.

                           (iv) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Registration Statement and the Prospectus under the caption "Capitalization" and, to such counsel's knowledge, no shares of Common Stock have been issued prior to the Closing Date; the shares of Common Stock to be sold in the Offerings have been duly and validly authorized for issuance and, when issued and delivered by the Company against payment therefor as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and

Ryan, Beck & Co., Inc.
August __, 1998
Page 20


                           nonassessable; and the issuance of the shares of Common Stock is not subject to statutory preemptive rights.

                           (v) Upon consummation of the Conversion, all of the issued and outstanding capital stock of the Bank will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned of record and, to such counsel's knowledge, beneficially, by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity

                           (vi) The Company's acquisition of the Bank has been approved by the OTS and, to such counsel's knowledge, no action has been taken or is pending or threatened to revoke such approval.

                           (vii) The Conversion Application, as amended or supplemented, if amended or supplemented, as filed with the OTS, complied as to form in all material respects with the requirements of the HOLA and the Conversion Regulations. The OTS has authorized the Conversion, subject to the satisfaction of the conditions set forth in its approval and, to such counsel's knowledge, no action has been taken or is pending or threatened to revoke such authorization.

                           (viii) The OTS has approved the Plan and to such counsel's knowledge, such approval has not been revoked; to such counsel's knowledge, the Company and the Bank have conducted the Conversion in all material respects in accordance with applicable requirements of the Conversion Regulations, applicable requirements of the Conversion Regulations, applicable federal law and the Plan, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company and the Bank by the Commission and the OTS; to such counsel's knowledge no order has been issued by the Commission or the OTS to suspend the Offerings and no action for such purpose has been instituted or, to such counsel's knowledge, threatened by the Commission or the OTS; and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving the Conversion Application or the Plan.

                           (ix)  This   Agreement  has  been  duly   authorized,
                           executed and delivered by the Company and the Bank.

                           (x) The Registration Statement is effective under the 1933 Act and no stop order suspending effectiveness has been issued under the 1933 Act and, to such counsel's knowledge, no proceedings therefor have been initiated or threatened by the Commission.

                           (xi) Subject to satisfaction of conditions of the OTS in connection with its approval of the Conversion Application and Holding Company Application, no further approval, authorization, consent or other order of any federal or state board

Ryan, Beck & Co., Inc.
August __, 1998
Page 21


                           or body is required in connection with the execution and delivery of this Agreement, the issuance of the shares of Common Stock and the consummation of the Conversion, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which counsel need render no opinion.

                           (xii) At the time the Registration Statement became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, stock valuation information and other financial and statistical data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) the Prospectus (other than the financial statements, stock valuation information and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Conversion Regulations and applicable banking and federal securities law.

                           (xiii) The information in the Registration Statement and Prospectus under the captions, "The Conversion", "Regulation", "Taxation", "Restrictions on Acquisition of Farnsworth Bancorp, Inc." and "Description of Capital Stock" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects; provided, however, that as it relates to the information under the caption "Taxation" the opinion need only address matters of Federal law.

                           (xiv) The terms and provisions of the Common Stock conform in all material respects to the description thereof contained in the Prospectus, and the form of certificate used to evidence the shares of Common Stock conforms to New Jersey law.

                           (xv) To such counsel's knowledge, there are no material contracts, indentures, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement and Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto.

                           (xvi) To such counsel's knowledge, the Company and the Bank have obtained all material federal licenses, permits and other governmental authorizations currently required under HOLA for the conduct of their respective businesses as described in the Prospectus or the Registration Statement, and to such counsel's knowledge none of such material licenses, permits and other governmental authorizations have been revoked.

                           (xvii) The Plan has been duly authorized by the Board of Directors of the Company and the Board of Directors of the Bank and, effective upon consummation of the Conversion, the Bank will be authorized to issue its capital

Ryan, Beck & Co., Inc.
August __, 1998
Page 22


                           stock to the Company

                           (xviii) To such counsel's knowledge, the Company is not in violation of its articles of incorporation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described in the Prospectus or filed as an exhibit to the Registration Statement except for such defaults or violations which would not have a material adverse impact on the financial condition or results of operations of the Company and the Bank taken as a whole; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or
                           imposition   of  any   material   lien,   charge   or
                           encumbrance upon any property or assets of the Company pursuant to any material contract, indenture, loan agreement, note, lease or other instrument described in the Prospectus or filed as an exhibit to the Registration Statement, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company.

                           (xix) To such counsel's knowledge, the Bank is not in violation of its federal mutual charter (and the Bank will not be in violation of its charter in stock form upon consummation of the Conversion) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, loan agreement, note, lease or other instrument described in the Prospectus or filed as an exhibit to the Registration Statement except for such defaults or violations which would not have a material adverse impact on the financial condition or results of operations of the Company and the Bank taken as a whole; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transaction contemplated herein, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Bank pursuant to any material contract indenture, loan agreement, note, lease or other instrument, described in the Prospectus or filed as an exhibit to the Registration Statement, nor will such action result in any violation of the provisions of the charter or bylaws of the Bank.

                           (xx) To such counsel's knowledge, the Company and the Bank are not in violation of any written directive from the OTS or the FDIC to make any material change in the method of conducting their businesses.

                           (xxi) Based on the certificate of the inspector of election, the Plan has been duly adopted by the required vote of the members of the Bank.

Ryan, Beck & Co., Inc.
August __, 1998
Page 23


                           In rendering such opinion,  such counsel may rely (A)
                  as to matters involving the application of laws of any jurisdiction or the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing (providing that such counsel states that the Agent and its counsel are justified in relying upon such specified opinion or opinions), and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Bank and public officials.

                  (2) The favorable opinion, dated as of the Closing Date and addressed to Ryan Beck and for its benefit, of ___________________, the Bank's local counsel, in form and substance to the effect that:

                           (i) The Bank is duly qualified to do business only in New Jersey, which is, to our knowledge, the only state in which it is doing business.

                           (ii) There are no legal or governmental proceedings pending or, to such counsel's knowledge, threatened against the Company or the Bank, other than those disclosed in the Registration Statement, and all pending legal and governmental proceedings to which the Company or the Bank is the subject which are not disclosed in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                           (iii) To such  counsel's  knowledge,  the Company and
                           the Bank have obtained all material state and local licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, and to such counsel's knowledge, all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Bank are in all material respects complying therewith.

                           (iv) To the best of such counsel's knowledge, the Company and the Bank have title to all properties and assets which are material to the business of the Company and the Bank, respectively, and to those properties and assets described in the Registration Statement as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement (including the Liquidation Account) or are not material in relation to the business of the Company and the Bank considered as one enterprise

                  (3) the letter of special counsel for the Company and the Bank addressed to the Agent, dated the Closing Date, in form and substance to the effect that:

                           During the preparation of the Conversion Application,
                  the Registration Statement and the Prospectus, such counsel participated in conferences with management of and the independent public accountants for the Company and the Bank and the Agent and its representatives and based upon such conferences and a review of corporate records of the

Ryan, Beck & Co., Inc.
August __, 1998
Page 24


                  Company and the Bank as such counsel conducted in connection with the preparation of the Registration Statement, nothing has come to their attention that would lead them to believe that, the Registration Statement, the Prospectus, or any amendment or supplement thereto (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data and stock valuation information included therein, as to which such counsel need express no view), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (4) The favorable opinion, dated as of the Closing Date, of Luse Lehman Gorman Pomerenk & Schick, P.C, your counsel, with respect to such matters as you may reasonably require. Such opinion may rely upon the opinions of counsel to the Bank and the Company, and as to matters of fact, upon certificates of officers and directors of the Company and the Bank delivered pursuant hereto or as such counsel shall reasonably request.

(c) At the Closing Date, you shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and of the Chief Executive Officer; and Chief Financial Officer of the Bank, dated as of such Closing Date, to the effect that: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the financial condition, results of operations or business of the Company and the Bank considered as one enterprise, whether or not arising in the ordinary course of business; (ii) the representations and warranties in Section 4 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (iii) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply with all obligations to be satisfied by them after the Conversion; (iv) no stop order suspending the effectiveness of the Registration Statement has been initiated or threatened by the Commission or any state authority; and (v) no order suspending any of the Offerings, the Conversion, the acquisition of all of the shares of the Bank by the Company or the effectiveness of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, any state authority, the FDIC or the OTS.

(d) Prior to and at the Closing Date: (i) there shall have been no material adverse change in the financial condition, results of operations or business of the Company or the Bank independently, or of the Company or the Bank, considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Company and the Bank, considered as one enterprise, from the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the Company or the Bank shall not have received from the FDIC or the OTS any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations or business of the Company or the Bank; (iv) neither the Company nor the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision

Ryan, Beck & Co., Inc.
August __, 1998
Page 25


of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the financial condition, results of operations or business of the Company or the Bank, taken as a whole; and (vi) the shares of Common Stock shall have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdictions as set forth in the Preliminary Blue Sky Survey of the law firm of Malizia, Spidi, Sloane & Fisch, P.C.

(e) Concurrently with the execution of this Agreement, the Agent, the Company and the Bank shall receive a letter from Lewis W. Parker, III, dated August ___, 1998 and addressed to the Agent: (i) confirming that Lewis W. Parker, III, is a firm of independent public accountants with respect to the Company and the Bank within the meaning of the 1933 Act and the 1933 Act Regulations and stating in effect that in its opinion the financial statements of the Bank for the years ended September 30, 1997 and 1996 and the six months ended March 31, 1998 and 1997, as are included in the Prospectus and, with respect to such audited financial statements covered by its opinion included therein, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the related published rules and regulations of the Commission thereunder and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors and members of the Bank and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to its attention which caused it to believe that: during the period from that date of the latest audited financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings by the Company or the Bank (increases in borrowings (which shall not include deposits) will not be deemed material if such increase in total borrowings outstanding does not exceed $500,000); or there was any material decrease in surplus and reserves of the Bank at the date of such letter as compared with amounts shown in the latest audited statement of condition included in the Prospectus or there was any material decrease in net income or net interest income of the Bank for the number of full months commencing immediately after the period covered by the latest audited income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus or in such letter as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (e), it has compared with the general accounting records of the Company and/or the Bank, as applicable, which are subject to the internal controls of the Company's and/or the Bank's, as applicable, accounting system and other data prepared by the Company and/or the Bank, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as you may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(f) At the Closing Date, you shall receive a letter from Lewis W. Parker, III, dated the Closing Date, addressed to the Agent, confirming the statements made by it in the letter delivered by it pursuant to subsection (e) of this Section 9, the "specified date" referred to in clause (ii) (C) thereof to be a date specified

Ryan, Beck & Co., Inc.
August __, 1998
Page 26


in such letter, which shall not be more than five business days prior to the Closing Date.

(g) At the Closing Date, you shall have received a letter from FinPro, dated as of the Closing Date, confirming its appraisal.

(h) At the Closing Date, your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the shares as herein contemplated and related proceedings or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Bank in connection with the Conversion and the sale of the shares of Common Stock as herein contemplated shall be satisfactory in form and substance to you and your counsel.

(i) The Company and the Bank shall not have sustained since the date of the latest audited financial statements included in the Registration Statement and Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement or otherwise provided to the Agent in writing and in any such case described above, is in your judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with any of the Offerings or the delivery of the Common Stock on the terms and in the manner contemplated in the Prospectus.

(j) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the commission or any other governmental authority;
(ii) a general moratorium on the operation of commercial banks, federal savings and loan associations or savings and loan associations in New Jersey or a general moratorium on the withdrawal of deposits from commercial banks, federal savings and loan associations or savings and loan associations in New Jersey declared by either federal or New Jersey authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a decline, in your judgment, makes it impracticable or inadvisable to proceed with any of the Offerings or the delivery of the shares of Common Stock on the terms and in the manner contemplated in the Prospectus.

         If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, or by December 31, 1998, this Agreement and all of your obligations hereunder may be canceled by you by notifying the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 1, 6, 7 and 8 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, the Bank and the Company jointly and severally agree to reimburse you for all of your out-of-pocket expenses reasonably incurred by you, including any legal fees to be paid to the Agent's counsel, and an advisory and administrative services fee of $25,000 in connection with the

Ryan, Beck & Co., Inc.
August __, 1998
Page 27


preparation  of  the   Registration   Statement  and  the  Prospectus,   and  in
contemplation of the proposed Offerings.

SECTION 10. Termination.

         (a) In the event the Company fails to sell all of the Common Stock within the period specified, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, this Agreement shall terminate upon refund by the Bank to each person who has subscribed for or ordered any of the Common Stock the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Bank and/or the Company as set forth in Sections 1, 6, 7 and 8 hereof.

         (b) This Agreement may be terminated by the Agent, with respect to the Agent's obligations hereunder, by notifying the Company at any time at or prior to the Closing Date, if any of the conditions specified in Section 9 hereof shall not have been fulfilled when and as required by this Agreement or if the Conversion has not been completed by December 31, 1998.

         SECTION  11.   Survival.   The  respective   indemnities,   agreements,
representations, warranties and other statements of the Bank, the Company and you, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of you or any of your officers or directors of any person controlling you, or the Bank or the Company, or any officer, director or person controlling the Bank or the Company, and shall survive termination of this Agreement and the receipt or delivery of any payment for the shares of Common Stock.

         SECTION 12. Miscellaneous. Notices hereunder, except as otherwise provided herein, shall be given in writing or by telegraph, addressed (a) to the Agent at 150 Monument Road, Suite 106, Bala Cynwyd, Pennsylvania 19004-1725 (Attention: Richard Weiss), with copies to Luse Lehman Gorman Pomerenk & Schick, P.C., Suite 400, 5335 Wisconsin Avenue, N.W., Washington D.C. 20015 (Attention:
Robert I. Lipsher, Esq.) and (b) to the Bank and the Company at the Bank's principal office (Attention: Gary N. Pelehaty), President), with a copy to Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005 (Attention: John J. Spidi, Esq.).

         This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of any of the shares of Common Stock.

         Capitalized terms used herein but not herein defined shall have the meanings ascribed to them in the Plan, unless the context hereof clearly indicates otherwise.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         Time shall be of the essence of this Agreement.

Ryan, Beck & Co., Inc.
August __, 1998
Page 28


         This Agreement may be signed in various counterparts which together will constitute one agreement.

         If the foregoing correctly sets forth the arrangement among the Company, the Bank and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement.

FARNSWORTH BANCORP, INC.,                            PEOPLES SAVINGS BANK,
a New Jersey corporation                             a federal savings bank



By:                                             By:
     -------------------------------------           -------------------------------------
     Gary N. Pelehaty                                Gary N. Pelehaty
     President and Chief Executive Officer           President and Chief Executive Officer


Accepted as of the date first above written.

RYAN, BECK & CO., INC.



By:
     -------------------------------------
     Ben A. Plotkin
     President and Chief Executive Officer

Ryan, Beck & Co., Inc.
August __, 1998
Page 29

         If the foregoing correctly sets forth the arrangement among the Company, the Bank and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement.


FARNSWORTH BANCORP, INC.,                            PEOPLES SAVINGS BANK,
a New Jersey corporation                             a federal savings bank



By:                                             By:
     -------------------------------------           -------------------------------------
     Gary N. Pelehaty                                Gary N. Pelehaty
     President and Chief Executive Officer           President and Chief Executive Officer



Accepted as of the date first above written.

RYAN, BECK & CO., INC.



By:
     -------------------------------------
     Ben A. Plotkin
     President and Chief Executive Officer